Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE	CONTACT:	John E. Peck
President and CEO
(270) 885-1171

HOPFED BANCORP, INC. REPORTS FIRST QUARTER RESULTS

HOPKINSVILLE, Ky. (April 25, 2014) – HopFed Bancorp, Inc. (NASDAQ: HFBC) (the “Company”), the holding company for Heritage Bank USA, Inc. (the “Bank”), today reported results for the three month period ended March 31, 2014. For the three month period ended March 31, 2014, the Company’s net income was $354,000, or $0.05 per share, basic and diluted, compared to net income of $984,000, or $0.13 per share basic and diluted, for the three month period ended March 31, 2013.

Commenting on the first quarter results, John E. Peck, President and Chief Executive Officer, said, “The Company’s net interest income for the three month period ended March 31, 2014, declined by $66,000 as compared to the three month period ended December 31, 2013, and $71,000 as compared to the three month period ended March 31, 2013. At March 31, 2014, net loans totaled $536.0 million, a decline of $7.6 million as compared to December 31, 2013. The Company’s loan pipeline remains relatively robust, but the Company’s lending markets remain extremely competitive.”

“The Company experienced a significant decline in non-interest income during the three month period ended March 31, 2014, as compared to the three month periods ended December 31, 2013, and March 31, 2013. On a linked quarter basis, non-interest income declined by $694,000, or 30.2%. The linked quarter decline in non-interest income was largely the result of a $412,000 gain on the sale of the Company’s insurance assets in December 2013. As compared to March 31, 2013, non-interest income declined by $885,000, or 35.6%. For the three month period ended March 31, 2013, the Company recognized $627,000 in gains on the sale of securities as compared to $13,000 for the three month period ended March 31, 2014,” Mr. Peck concluded.

Financial Highlights

•	At March 31, 2014, the Company’s tangible book value was $13.10 per share and tangible common equity ratio was 10.10%. The Bank’s Tier 1 Leverage Ratio and Total Risk Based Capital Ratio at March 31, 2014, were 10.65% and 18.21%, respectively. The Company’s Tier 1 Leverage Ratio and Total Risk Based Capital Ratio at March 31, 2014, were 11.09% and 18.88%, respectively.

•	The Company purchased 10,386 shares of its common stock in the quarter at a weighted average price of $11.49 per share. The Company has purchased a total of 86,854 shares since September 16, 2013, at a weighted average price of $11.19 per share.

•	At March 31, 2014, the Company’s allowance for loan loss totaled $8.9 million, or 1.64% of total loans and 88.85% of non-accrual loans. In the three-month period ended March 31, 2014, the Company’s net charge offs totaled $149,000, or an annualized rate of 0.11% of average loans.

•	For the three month period ended March 31, 2014, the Company’s net interest margin was 3.00%, as compared to 3.10% for the three month period ended December 31, 2013, and 2.99% for the three month period ended March 31, 2013.

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HFBC Reports First Quarter Results

April 25, 2014

Asset Quality

At March 31, 2014, the Company’s level of non-accrual loans totaled $10.0 million, as compared to $10.1 million at December 31, 2013. A summary of non-accrual loans at March 31, 2014, and December 31, 2013, is as follows:

	March 31, 2014	December 31, 2013
	(Dollars in Thousands)

One-to-four family mortgages	$1,056	$945
Home equity line of credit	49	1
Junior lien	1	2
Multi-family	—	—
Construction	—	175
Land	1,217	1,218
Non-residential real estate	6,585	6,546
Farmland	669	703
Consumer loans	2	13
Commercial loans	453	463

Total non-accrual loans	$10,032	$10,066

At each of March 31, 2014, and December 31, 2013, non-accrual loans plus other real estate owned totaled $11.7 million, or 1.21% of total assets. A summary of the activity in other real estate owned for the three month period ended March 31, 2014, is as follows:

	Activity During 2013
	Balance 12/31/2013	Foreclosures	Proceeds	Reduction in Values	Gain (Loss) on Sale	Balance 3/31/2014
	(Dollars in Thousands)
One-to-four family mortgages	$350	166	(66)	—	(4)	$446
Multi-family	—	—	—	—	—	—
Construction	—	—	—	—	—	—
Land	1,124	—	(71)	—	(19)	1,034
Non-residential real estate	200	—	—	—	—	200
Consumer assets	—	—	—	—	—	—

Total	$1,674	166	(137)	—	(23)	$1,680

The Company had no loans classified as performing Troubled Debt Restructurings (“TDRs”) at March 31, 2014, and December 31, 2013.

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HFBC Reports First Quarter Results

April 25, 2014

Asset Quality (continued)

At March 31, 2014, the Company’s level of loans classified as substandard was $39.0 million as compared to $42.6 million at December 31, 2013. At March 31, 2014, the Company’s classified loan to risk based capital ratio was 34.08%. The Company’s specific reserve for impaired loans was $2.0 million at March 31, 2014, and $1.9 million at December 31, 2013. A summary of the level of classified loans net of unearned fees, at March 31, 2014, is as follows:

March 31, 2014	Pass	Special Mention	Impaired Loans		Total	Specific Allowance for Impairment	Allowance for Performing Loans
			Substandard	Doubtful
	(Dollars in Thousands)
One-to-four family mortgages	$150,717	904	2,336	—	$153,957	$580	$1,571
Home equity line of credit	33,404	—	543	—	33,947	—	221
Junior liens	2,764	42	23	—	2,829	—	27
Multi-family	23,871	4,899	—	—	28,770	—	267
Construction	11,278	—	—	—	11,278	—	—
Land	16,058	3,464	14,632	—	34,154	722	577
Non-residential real estate	141,275	345	12,320	—	154,083	546	2,366
Farmland	41,605	488	5,658	—	47,608	—	754
Consumer loans	14,604	—	656	—	15,260	160	520
Commercial loans	58,822	1,399	2,877	—	63,098	—	602

Total	$494,398	11,541	39,045	—	$544,984	$2,008	$6,905

Net Interest Income

For the three month period ended March 31, 2014, the Company’s net interest income was $6.3 million, compared to $6.4 million for each of the three month periods ended December 31, 2013, and March 31, 2013. For the three month period ended March 31, 2014, the Company’s net interest margin was 3.00%, as compared to 3.10% for the three month period ended December 31, 2013, and 2.99% for the three month period ended March 31, 2013.

The decline in net interest income was the result of lower average balances and yields on loans, offsetting lower levels of interest expense. For the three month period ended March 31, 2014, interest income on loans was $6.3 million, declining $251,000 and $555,000, as compared to the three month periods ended December 31, 2013, and March 31, 2013. For the three month period ended March 31, 2014, the average yield on loans was 4.75%, compared to 4.96% and 5.27% for the three month periods ended December 31, 2013, and March 31, 2013, respectively.

For the three month period ended March 31, 2014, interest expense was $2.3 million, declining $39,000 and $576,000 as compared to the three month periods ended December 31, 2013 and March 31, 2013, respectively. For the three month period ending March 31, 2014, the average cost of interest bearing liabilities was 1.23%, as compared to 1.28% and 1.51% for the three month periods ended December 31, 2013 and March 31, 2013, respectively.

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HFBC Reports First Quarter Results

April 25, 2014

Non-interest Income

Non-interest income for the three month period ended March 31, 2014, was $1.6 million, as compared to $2.3 million for the three month period ended December 31, 2013, and $2.5 million for the three month period ended March 31, 2013. The decline in non-interest income for the three month period ended March 31, 2014, as compared to the three month period ended December 31, 2013, was primarily the result of a $412,000 gain on the sale of the Company’s insurance assets in December of 2013. Additionally, the Company earned $94,000 in non-interest income related to the Company’s insurance assets in the three month period ended December 31, 2013. Despite the reduction in non-interest income, the Company’s insurance assets were marginally profitable, contributing less than $60,000 in net income to the Company during the twelve month period ended December 31, 2013.

For the three month period ended March 31, 2014, service charge income declined by $153,000 and $75,000, respectively, as compared to the three month periods ended December 31, 2013 and March 31, 2013. For the three month period ended March 31, 2014, merchant card income was $259,000, an increase of $3,000 and $36,000, respectively, as compared to the three month periods ended December 31, 2013 and March 31, 2013. Typically, the Company’s service charge and merchant fee income are highest in the fourth quarter of each year and lowest in the first quarter of each year.

For the three month period ended March 31, 2014, the Company’s income on the origination of mortgage loans was $58,000, a decline from the $200,000 of income earned during the three month period ended March 31, 2013. The decline in mortgage origination income was largely the result of higher long term interest rates, as the market rate on a thirty year fixed rate mortgage has increased significantly since March 31, 2013, virtually eliminating refinancing activity.

The Company recognized net gains on the sale of securities of $13,000, $44,000, and $627,000 for the three month periods ended March 31, 2014, December 31, 2013, and March 31, 2013, respectively. As interest rates have increased, the Company has experienced a reduction in its unrealized gain on the sale of securities, limiting the opportunities to harvest gains from the investment portfolio.

Non-interest Expense

On a linked quarter basis, the Company’s non-interest expenses increased by $68,000. The most significant increases in operating expenses were a $359,000 increase in salaries and benefits and a $108,000 increase in deposit insurance expense. The most significant reductions in operating expense line items were those expenses related to losses on real estate owned and the management of those assets for a combined decrease of $210,000, a $106,000 decline in advertising expenses and a $190,000 decline in other operating expenses.

For the three month period ended March 31, 2014, non-interest expenses increased by $50,000 as compared to the three month period ended March 31, 2013. At March 31, 2014, the Company’s state deposit taxes increased by $104,000 and our data processing expenses increased by $78,000, each as compared to the three month period ended March 31, 2013.

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HFBC Reports First Quarter Results

April 25, 2014

Balance Sheet

At March 31, 2014, consolidated assets were $965.0 million, a decline of $8.6 million as compared to December 31, 2013. For the three month period ended March 31, 2014, the Company experienced a $10.9 million decrease in time deposits, a $5.5 million decrease in FHLB borrowings, a $20.4 million decrease in cash balances and a $7.7 million decrease in net loan balances. The Company invested excess liquidity in securities as the balance of available for sale securities increased $22.6 million, to $341.5 million.

The Company

Prior to June 5, 2013, HopFed Bancorp, Inc. was a federally chartered savings and loan holding company with Heritage Bank as its wholly owned thrift subsidiary. On June 5, 2013, Heritage Bank’s legal name was changed to Heritage Bank USA, Inc. and its charter was converted to a Kentucky state chartered commercial bank with the Kentucky Department of Financial Institutions and the Federal Deposit Insurance Corporation as its regulators. Also on June 5, 2013, HopFed Bancorp, Inc. became a non-member federally chartered commercial bank holding company regulated by the Federal Reserve Board. HopFed Bancorp, Inc. is the holding company for Heritage Bank USA, Inc. headquartered in Hopkinsville, Kentucky. The Bank has eighteen offices in western Kentucky and middle Tennessee. The Company has two additional operating divisions including Heritage Wealth Management of Murray, Kentucky, Hopkinsville, Kentucky, and Pleasant View, Tennessee, which offers a broad line of financial services. Heritage Mortgage Services of Clarksville, Tennessee, offers long term fixed rate 1- 4 family mortgages loans that are originated for the secondary market in all communities in the Company’s general market area. The Bank offers a broad line of banking and financial products and services with the personalized focus of a community banking organization. More information about HopFed Bancorp and Heritage Bank USA, Inc. may be found on its website www.bankwithheritage.com.

Forward-Looking Information

Information contained in this press release, other than historical information, may be considered forward-looking in nature and is subject to various risk, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on the Company’s operating results, performance or financial condition are competition and the demand for the Company’s products and services, and other factors as set forth in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations. Certain tabular presentations may not reconcile because of rounding.

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HFBC Reports First Quarter Results

April 25, 2014

HOPFED BANCORP, INC.

Consolidated Balance Sheets

(Dollars in thousands)

	March 31, 2014	December 31, 2013
	(unaudited)
Assets

Cash and due from banks	$25,449	37,229
Interest-earning deposits	8,730	18,619

Cash and cash equivalents	34,179	55,848
Federal Home Loan Bank stock, at cost	4,428	4,428
Securities available for sale	341,538	318,910
Loans held for sale	152	—
Loans receivable, net of allowance for loan losses of $8,913 at March 31, 2014, and $8,682 at December 31, 2013	535,951	543,632
Accrued interest receivable	4,447	5,233
Real estate and other assets owned	1,680	1,674
Bank owned life insurance	9,764	9,677
Premises and equipment, net	23,063	23,108
Deferred tax assets	3,327	4,610
Intangible asset	97	130
Other assets	6,398	6,399

Total assets	$965,024	973,649

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest-bearing accounts	$105,848	105,252
Interest-bearing accounts
Interest-bearing checking accounts	190,804	183,643
Savings and money market accounts	93,780	92,106
Other time deposits	371,094	381,996

Total deposits	761,526	762,997

Advances from Federal Home Loan Bank	41,280	46,780
Repurchase agreements	50,129	52,759
Subordinated debentures	10,310	10,310
Advances from borrowers for taxes and insurance	572	521
Dividends payable	309	326
Accrued expenses and other liabilities	3,385	4,239

Total liabilities	867,511	877,932

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports First Quarter Results

April 25, 2014

HOPFED BANCORP, INC.

Consolidated Balance Sheets, Continued

(Dollars in thousands)

	March 31, 2014	December 31, 2013
	(unaudited)

Stockholders’ equity
Preferred stock, par value $0.01 per share; authorized - 500,000 shares; no shares issued and outstanding at March 31, 2014, and December 31, 2013	—	—
Common stock, par value $.01 per share; authorized 15,000,000 shares; 7,927,287 issued and 7,437,517 outstanding at March 31, 2014, and 7,927,287 issued and 7,447,903 outstanding at December 31, 2013	79	79
Additional paid-in-capital	58,333	58,302
Retained earnings	44,753	44,694
Treasury stock - common (at cost, 489,770 shares at March 31, 2014, and 479,384 shares at December 31, 2013)	(6,049)	(5,929)
Accumulated other comprehensive income (loss), net of taxes	397	(1,429)

Total stockholders’ equity	97,513	95,717

Total liabilities and stockholders’ equity	$965,024	973,649

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports First Quarter Results

April 25, 2014

HOPFED BANCORP, INC.

Consolidated Condensed Statements of Income

(Dollars in thousands)

Unaudited

	For the Three Month Periods Ended March 31,
	2014	2013
Interest and dividend income:
Loans receivable	$6,327	6,882
Investment in securities, taxable	1,779	1,832
Nontaxable securities available for sale	544	585
Interest-earning deposits	8	6

Total interest and dividend income	8,658	9,305

Interest expense:
Deposits	1,471	2,046
Advances from Federal Home Loan Bank	434	444
Repurchase agreements	249	242
Subordinated debentures	184	182

Total interest expense	2,338	2,914

Net interest income	6,320	6,391

Provision for loan losses	380	376

Net interest income after provision for loan losses	5,940	6,015

Non-interest income:
Service charges	778	853
Merchant card income	259	223
Mortgage origination revenue	58	200
Gain on sale of securities	13	627
Income from bank owned life insurance	95	75
Financial services commission	206	297
Other operating income	189	208

Total non-interest income	1,598	2,483

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports First Quarter Results

April 25, 2014

HOPFED BANCORP, INC.

Consolidated Condensed Statements of Income, Continued

(Dollars in thousands, except share and per share data)

(Unaudited)

	For the Three Month Periods Ended March 31,
	2014	2013
Non-interest expenses:
Salaries and benefits	$3,795	3,848
Occupancy expense	909	845
Data processing expense	728	650
State deposit tax	246	142
Intangible amortization expense	32	49
Professional services expense	314	393
Deposit insurance and examination expense	287	232
Advertising expense	197	333
Postage and communications expense	143	139
Supplies expense	145	136
Loss on sale of real estate owned	23	35
Real estate owned expenses	130	76
Other operating expenses	375	396

Total non-interest expense	7,324	7,274

Income before income tax expense	214	1,224
Income tax expense	(140)	240

Net income	$354	984

Net income per share:
Basic	$0.05	$0.13

Fully diluted	$0.05	$0.13

Dividend per share	$0.04	$0.02

Weighted average shares outstanding - basic	7,416,716	7,488,445

Weighted average shares outstanding - diluted	7,416,716	7,488,445

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports First Quarter Results

April 25, 2014

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands)

	For the Three Months Ended
	3/31/2014	12/31/2013	Change from Prior Quarter

Interest and dividend income:
Loans receivable	$6,327	6,578	(251)
Investment in securities, taxable	1,779	1,636	143
Nontaxable securities available for sale	544	543	1
Interest-earning deposits	8	6	2

Total interest and dividend income	8,658	8,763	(105)

Interest expense:
Deposits	1,471	1,510	(39)
Advances from Federal Home Loan Bank	434	445	(11)
Repurchase agreements	249	237	12
Subordinated debentures	184	185	(1)

Total interest expense	2,338	2,377	(39)

Net interest income	6,320	6,386	(66)

Provision for loan losses	380	396	(16)

Net interest income after provision for loan losses	5,940	5,990	(50)

Non-interest income:
Service charges	778	931	(153)
Merchant card income	259	256	3
Mortgage origination revenue	58	75	(17)
Gain on sale of securities	13	44	(31)
Income from bank owned life insurance	95	103	(8)
Financial services commission	206	292	(86)
Gain on sale of assets	—	412	(412)
Other operating income	189	179	10

Total non-interest income	1,598	2,292	(694)

This information is preliminary and based on company data available at the time of the presentation

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HFBC Reports First Quarter Results

April 25, 2014

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands, except share and per share data)

	Months Ended
	3/31/2014	12/31/2013	Change from Prior Quarter

Non-interest expenses:
Salaries and benefits	$3,795	3,436	359
Occupancy expense	909	870	39
Data processing expense	728	747	(19)
State deposit tax	246	149	97
Intangible amortization expense	32	32	—
Professional services expense	314	338	(24)
Deposit insurance and examination expense	287	179	108
Advertising expense	197	303	(106)
Postage and communications expense	143	140	3
Supplies expense	145	107	38
Loss on sale of other assets	—	12	(12)
Loss on sale of real estate owned	23	147	(124)
Real estate owned expenses	130	216	(86)
Other operating expenses	375	580	(205)

Total non-interest expense	7,324	7,256	68

Income before income tax expense	214	1,026	(812)
Income tax expense	(140)	(50)	(90)

Net income	$354	1,076	(722)

Net income (loss) available (attributable) to common stockholders
Per share, basic	$0.05	$0.14	(0.09)

Per share, diluted	$0.05	$0.14	(0.09)

Dividend per share	$0.04	$0.04

Weighted average shares outstanding - basic	7,416,716	7,430,970

Weighted average shares outstanding - diluted	7,416,716	7,430,970

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports First Quarter Results

April 25, 2014

HOPFED BANCORP, INC.

Selected Financial Data

The table below adjusts tax-free investment income for the three month periods ended March 31, 2014, and March 31, 2013, by $266,000 and $282,000, respectively; for a tax equivalent rate using a cost of funds rate of 1.20 for the three month period ended March 31, 2014, and 1.50% for the three month period ended March 31, 2013. The table adjusts tax-free loan income by $1,000 for three month periods ended March 31, 2014, and March 31, 2013, respectively, for a tax equivalent rate using the same cost of funds rate:

	Average Balance 03/31/2014	Income & Expense 03/31/2014	Average Rates 03/31/2014	Average Balance 03/31/2013	Income & Expense 03/31/2013	Average Rates 03/31/2013

Loans	$532,720	$6,328	4.75%	$522,705	$6,883	5.27%
Investments AFS taxable	266,780	1,779	2.67%	284,378	1,832	2.58%
Investments AFS tax free	67,294	810	4.81%	75,689	867	5.15%
Interest earning deposits	12,569	8	0.25%	9,882	6	0.24%

Total interest earning assets	879,363	8,925	4.06%	892,654	9,588	4.30%

Other assets	84,187			85,058

Total assets	$963,550			$977,712

Retail time deposits	$332,033	963	1.16%	$384,815	1,499	1.56%
Brokered deposits	46,119	145	1.26%	47,100	184	1.56%
Interest bearing checking accounts	184,114	321	0.70%	164,074	330	0.80%
MMDA and savings accounts	93,325	42	0.18%	80,687	33	0.16%
FHLB borrowings	45,808	434	3.79%	43,558	444	4.08%
Repurchase agreements	49,362	249	2.02%	43,032	242	2.25%
Subordinated debentures	10,310	184	7.14%	10,310	182	7.06%

Total interest bearing liabilities	761,071	2,338	1.23%	773,576	2,914	1.51%

Non-interest bearing deposits	100,237			94,100
Other non-interest bearing liabilities	4,429			4,989

Stockholders’ equity	97,813			105,047

Total liabilities and stockholders’ equity	$963,550			$977,712

Net change in interest earning assets and interest bearing liabilities		$6,587			$6,674

Interest rate spread			2.83%			2.79%

Net interest margin		3.00%			2.99%

This information is preliminary and based on company data available at the time of the presentation.

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